SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

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[ ]  Preliminary Information Statement      [  ]  Confidential, for use of the
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[X]  Definitive Information Statement             by Rule 14a-6(e)(2))

                            MEXCO ENERGY CORPORATION
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                  (Name of Registrant as Specified in Charter)

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                            MEXCO ENERGY CORPORATION
                                   Suite 1101
                               214 W. Texas 79701
                              Midland, Texas 79701
                                 (915) 682-1119
                              (915 682-1123 (FAX)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held September 15, 1999


TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (the "Company") will be held at the Company's principal executive office, Suite 1101, 214 W. Texas Avenue, Midland, Texas 79701, at 2:00 P.M. Central Standard Time on September 15, 1999, for the following purposes:

     1. To elect seven directors of the Company.

     2. To ratify the selection of auditors for the Company.

     3. To transact such other business as may properly come before the meeting.

     The stock transfer records for the Company will not be closed. The close of business on August 13, 1999 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting.

     DATED this 17th day of August 1999.

                                              BY ORDER FO THE BOARD OF DIRECTORS

                                              DONNA GAIL YANKO, SECRETARY

                            MEXCO ENERGY CORPORATION
                              INFORMATION STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                            MEXCO ENERGY CORPORATION

                          To be held September 15, 1999

     This Information Statement is furnished by the management of MEXCO ENERGY CORPORATION (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive office, 214 W. Texas Avenue, Suite 1101, Midland, Texas 79701, at 2:00 p.m., Central Standard Time.

     The Annual Report to stockholders respecting the Company's fiscal year ending March 31, 1999, and the Information Statement were mailed to stockholders on or about August 17, 1999.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY.


                                VOTING SECURITIES

     The close of business as of August 13, 1999 (the "Record Date") has been fixed as the date of record for the determination of stockholders entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 1,623,289 shares of common stock of the Company (the "Common Stock") outstanding. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth information, as of June 30, 1999 concerning the Common Stock beneficially owned by each director and nominee of the Company, by all officers, directors and nominees as a group, and by each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

                                                  Number of Shares       Percent
                                                   of Common Stock         of
                                                Beneficially Owned (1)    Class
                                                ----------------------   -------
Howard E. Cox, Jr ..............................       194,000            11.95
Thomas R. Craddick .............................         5,000             0.31
Linda J. Crass .................................         2,600             0.16
William G. Duncan, Jr. (2) .....................          --                --
Thomas Graham, Jr ..............................        79,700             4.90
Jack D. Ladd (2) ...............................         1,768             0.11
Gerald R. Martin (2) ...........................        15,040             0.93
Nicholas C. Taylor (3) .........................       809,828            49.89
Catherine B. Taylor (3) ........................       269,942            16.63
Donna Gail Yanko ...............................        10,344             0.64
Officers and directors as a group (8 persons) ..       924,280            56.68

(1) Included in the number of shares of Common Stock Beneficially Owned are shares which such persons have the right to acquire within 60 days of June 30, 1999, pursuant to options to purchase such Common Stock (Ms. Crass, 2,500; Mr. Graham, 2,500; and Ms. Yanko, 2,500.
(2)  Denotes a non-employee Director.
(3) Mr. Taylor and Ms. Taylor disclaim any beneficial ownership of common stock of the Company owned by their two adult children, Nicholas Van Campen Taylor and Katherine Camilla Taylor, who each own 46,000 shares of the common stock of the Company. They also disclaim beneficial ownership of 31,000 shares to be held in trust by Texas Gulf Bank, N.A., of Freeport, Texas for their minor daughter, Christie Hardin Van Vraanken Taylor.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
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     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, (collectively "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc., initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Ownership of and transactions in Company stock by executive officers and Directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. In September 1998, Linda J. Crass filed a Form 3 after she was appointed Controller and Assistant Secretary and granted stock options on August 5, 1998. On January 12, 1999, Linda J. Crass filed a Form 4 to report 100 shares of stock acquired on December 7, 1998. Thomas Graham, Jr. filed a Form 5 in July 1999 to report stock options granted on March 3, 1999. These forms were filed after the due date.

                                    DIRECTORS

     At the Annual Meeting to be held on September 15, 1999, seven persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors will be available for election to the Board of Directors. The Company nominees for the seven directorships are set forth in the following table, together with certain information as to each person as of the date of this Information Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                 Director of the
        Name             Age     Position with the Company        Company Since
---------------------    ---     -------------------------       ---------------
Thomas R. Craddick        55     Director                              1998
William G. Duncan, Jr     56     Director                              1994
Thomas Graham, Jr         65     Director and Chairman
                                 of the Board of Directors             1997
                                 Director                          1990 to 1994
Jack D. Ladd              49     Director                              1998
Gerald R. Martin          53     Director                              1998
Nicholas C. Taylor        61     President and Director                1983
Donna Gail Yanko          55     Vice President, Secretary
                                 and Director                          1990


     THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as State
Representative for the State of Texas. Throughout his tenure of the past 16 sessions of the Legislature, Representative Craddick has served on various committees and conferences, most recently serving on the State Affairs Committee and the House Ways and Means Committee. For more than the past five years Mr. Craddick has been sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

     WILLIAM G. DUNCAN, JR., since 1995, has been the President of Southeastern Financial Services, Louisville, Kentucky, prior to which he had served as Senior Vice President and Chief Investment Officer since 1991. For the previous 25 years he held several positions at Liberty National Bank and Trust Company, Louisville, Kentucky, serving as Senior Vice President and Manager of the bank's Personal Trust Investment Section, member of Liberty's Trust Executive Committee, and several positions in Liberty's Commercial Banking Division. Mr. Duncan has been a Director of the Company since 1994 and is a member of the compensation committee.

     THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors by the Directors of the Company, in July 1997, having served as a director from 1990 through 1994. From 1994 through May 1997, Mr. Graham served as a United States Ambassador. For more than five years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. Since July 1997, he has served as President of the Lawyers Alliance for World Security.

     JACK D. LADD was elected to the Board of Director of the Company in March 1998 and is a member of the compensation committee. For 23 years, Mr. Ladd has been a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc, Midland, Texas. Mr. Ladd is also a partner in various real estate partnerships, an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd has served as a director and advisory director of other oil and gas corporations.

     GERALD R. MARTIN, co-founded River Hill Capital, LLC, a private investment company, in June 1996. For the prior 23 years, Mr. Martin had worked for J.J.B. Hilliard, W. L. Lyons, Inc., a member of the New York Stock Exchange, 17 years were spent as Senior Vice President of Investment Banking. Mr. Martin has experience as a financial consultant or advisor to several local government agencies and non-profit organizations. In December 1996, he completed 15 years of volunteer service as Vice Chairman of the Board of Commissioners of the Housing Authority of Louisville. Mr. Martin is a director of Orr Safety Corporation in Louisville, Kentucky and Begley Company in Richmond, Kentucky. He was elected to the Board of Directors of the Company in March 1998 and is a member of the compensation committee.

     NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part-time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities. For more than the prior 19 years, Mr. Taylor was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995 he was appointed by the Governor of Texas and serves as Chairman of the three member State Securities Board.

     DONNA GAIL YANKO has worked as part-time Administrative Assistant to the Chief Executive Officer and as Assistant Secretary of the Company until June 1992 when she was appointed Corporate Secretary. Mrs. Yanko was appointed to the position of Vice President and elected to the Board of Directors in 1990.

     During the year ended March 31, 1999, the Board of Directors met at 12 regularly scheduled Board meetings and 3 compensation committee meetings. Board members attended on average over 94% of the Board and appropriate compensation committee meetings, with the exception of Mr. Ladd who attended less than 75% of these meetings due to a prolonged illness from which he has since recovered. The Compensation Committee currently consists of Messrs. Duncan, Ladd and Martin, all of whom are non-employee directors. The Board of Directors does not have a standing audit or nominating committee or any committees performing similar functions. Board members perform these functions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns a working interest in and serves as the operator of properties in which the President of the Company also owns a working interest. The Company operates these wells on a contract basis charging the same administrative overhead fees as the previous operator. The billings for lease operating expenses related to these properties totaled approximately $21,981 for the year ended March 31, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                       Securities       All
       Name and                                        Underlying      Other
  Principal Position       Year     Salary    Bonus      Options    Compensation
-----------------------    ----    -------   -------   ----------   ------------
Nicholas C. Taylor         1999    $  --     $  --         --         $ 1,200
  President & CEO          1998    $  --     $  --         --         $   500
                           1997    $  --     $  --         --         $   200
Donna Gail Yanko           1999    $ 8,100   $ 3,969     20,000       $ 1,200
  Vice President &         1998    $ 7,875   $  --         --         $   500
  Secretary                1997    $ 7,800   $  --         --         $   200
Linda J. Crass             1999    $51,713   $   787     20,000       $  --
  Treasurer, Controller    1998    $  --     $  --         --         $  --
  & Assistant Secretary    1997    $  --     $  --         --         $  --
Thomas Graham, Jr          1999    $   600   $  --       20,000       $ 1,800
  Chairman                 1998    $  --     $  --         --         $   500
                           1997    $  --     $  --         --         $  --
Thomas R. Craddick         1999    $   300   $  --       10,000       $   900
  Director                 1998    $  --     $  --         --         $   500
                           1997    $  --     $  --         --         $  --

* All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Directors were paid $100 per meeting. Currently non-employee directors are paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees. Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors is solely responsible for setting executive compensation including base pay and Directors' fees. Such payment is based on performance, including hours worked and effectiveness.

Employee Incentive Stock Option Plan
------------------------------------

     The Company adopted an employee incentive stock plan effective September 15, 1997. Under the plan, 350,000 shares are available for distribution. Awards, granted at the discretion of the compensation committee of the Board, include stock options and restricted stock. Stock options may be incentive stock options or non-qualified stock options. The exercise price of each option will not be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock may be granted with a condition to attain a specified goal. The purchase price will be at least $5.00 per share of restricted stock. The awards of restricted stock must be accepted within sixty days and will vest as determined by agreement. Holders of restricted stock have all rights of a shareholder of the Company. At March 31, 1999, no restricted stock had been granted under the plan.


                    OPTION GRANTS IN LAST FISCAL YEAR TABLE

                                                                               Potential Realizable Value
                     Number of  Individual Grants                                After 10 years based on
                    Securities    Percentage of                                 Assumed Compounded Annual
                    Underlying    Total Options     Exercise                Rates of Stock Price Appreciation
                     Options       Granted to         Price     Expiration  ---------------------------------
       Name         Granted(1)  Employees in 1999  (per Share)     Date     5% per Year          10% per Year
------------------  ----------  -----------------  -----------  ----------  -----------          ------------
Donna Gail Yanko      10,000          12.5%         $   7.75     04/02/08     $ 48,739             $123,515
                      10,000          12.5%         $   7.50     03/03/09     $ 47,167             $119,531
Linda J. Crass        10,000          12.5%         $   7.75     08/05/08     $ 48,739             $123,515
                      10,000          12.5%         $   7.50     03/03/09     $ 47,167             $119,531
Thomas Graham, Jr     10,000          12.5%         $   7.75     04/02/08     $ 48,739             $123,515
                      10,000          12.5%         $   7.50     03/03/09     $ 47,167             $119,531
Thomas R. Craddick    10,000          12.5%         $   7.50     03/03/09     $ 47,167             $119,531

(1) Options have a 10-year term and are vested 25% per year on the anniversary date of the grant. The exercise price is a fair market value on the date of grant.



                AGGREGATE OPTIONS EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION VALUES TABLE

                                             Number of Securities        Value of Unexercised
                                            Underlying Unexercised           In-the-Money
                      Shares               Options at March 31, 1999   Options at March 31, 1999
                    Acquired on    Value   --------------------------  --------------------------
      Name           Exercise    Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------  -----------  --------  -----------  -------------  -----------  -------------

Donna Gail Yanko         0        $    0        0           20,000       $    0       $  1,875
Linda J. Crass           0        $    0        0           20,000       $    0       $  1,875
Thomas Graham, Jr        0        $    0        0           20,000       $    0       $  1,875
Thomas R. Craddick       0        $    0        0           10,000       $    0       $  1,875

                             STOCK PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five year period beginning March 31, 1994 and ending March 31, 1999. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Oryx Energy Company. This group of companies is used by the Company for certain compensation and performance comparisons.


                              [GRAPH APPEARS HERE]


                1994       1995       1996       1997       1998       1999
                ----       ----       ----       ----       ----       ----
 MEXCO          $100       $240       $300       $660       $915       $911
 S&P 500        $100       $112       $145       $170       $247       $289
 PEER GROUP     $100       $106       $129       $150       $166       $113



                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, by resolution, has approved the selection of Grant Thornton LLP as the accountants for the Company for the fiscal year beginning April 1, 1999. A representative of said accountants will not be present at the Annual Meeting, but will be available by telephone to make a statement, if they so desire and to respond to appropriate questions. The Board of Directors does not have an audit or similar committee.


                               NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on September 15, 2000. Appropriate proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by Ms. Gail Yanko, Secretary, no later than June 26, 1999, in order to be included in the Company's Information Statement relating to such meeting.


                                  OTHER MATTERS

     Management knows of no other business that will be presented at the Annual Meeting other than as explained herein.

     A majority in interest of the issued and outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting and shall be necessary to elect the Board of Directors and transact any business.

     The cost of preparing and mailing this Information Statement will be borne by the Company. The Company will, upon request, reimburse brokers for the cost incurred by them in mailing copies of this Statement and the Annual Report of the Company to such of their customers as are beneficial owners of the Common Stock of the Company registered in the names of such brokers.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 1999, BY WRITING THE SECRETARY, MEXCO ENERGY CORPORATION, SUITE 1101, 214 WEST TEXAS AVENUE, MIDLAND, TEXAS 79701.